QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 26, 2014, except for Note 16, as to which the date is September 19, 2014, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-198410) and related Prospectus of Dermira, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Redwood City, California
September 29, 2014

QuickLinks

  Exhibit 23.1